UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2010
_______________________________________________________________

CHINA SUN GROUP HIGH-TECH CO.
(Exact name of registrant as specified in its charter)

DELAWARE	333-118259	54-2142880
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Hutan Street, Zhongshan District
Dalian, P.R. China
(Address of principal executive offices) (Zip Code)

+86 (411) 8289-7752
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 30, 2010, Dalian Xinyang High-Tech Development Co., Ltd., a wholly owned subsidiary of China Sun Group High-Tech Co., or the Company, entered into a 2011 Supply Agreement for Dynamic Lithium Battery Materials, or the Supply Agreement, with Henan Huanyu Sai Er New Energy Technology Co., Ltd., or Huanyu.  Pursuant to the terms of the Supply Agreement, we agreed to supply a minimum of 470 tons of lithium iron phosphate materials to Huanyu during the 2011 calendar year as follows:

January-February	25T/month
March-June	35T/month
July-December	50T/month

The purchase price of the lithium iron phosphate materials and other relevant commercial terms and conditions will be determined by the parties on a monthly basis.

From time to time during the term, the parties will conduct product demonstrations and seminars for the purpose of improving manufacturing techniques and production processes.  We also agreed to make available to Huanyu our technical engineering staff to assist in resolving any production related matters that may arise during the term.

The foregoing is not a complete summary of the terms of the Supply Agreement with Huanyu described in this Item 1.01 and reference is made to the complete text of the Supply Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	2011 Supply Agreement for Dynamic Lithium Battery Materials dated November 2010, by and between Dalian Xinyang High-Tech Development Co., Ltd. and Henan Huanyu Sai Er New Energy Technology Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SUN GROUP HIGH-TECH CO.

Dated: November 30, 2010	By:	/s/ Guosheng Fu
Guosheng Fu
Chief Executive Officer

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